Exhibit 99.1

Tabula Rasa HealthCare Completes Sale of PrescribeWellness to Transaction Data Systems for $140 Million

MOORESTOWN, N.J., (August 1, 2022) - Tabula Rasa HealthCare, Inc.® (“TRHC” or the “Company”) (NASDAQ: TRHC), a leading healthcare technology company advancing the safe use of medications, announced today that it completed the previously announced sale of its PrescribeWellness business to Transaction Data Systems, Inc. (“TDS”) for an all-cash purchase price of up to $140 million. $125 million of the purchase price was paid at the closing of the acquisition, excluding certain adjustments related to the net working capital of the PrescribeWellness business, and up to an additional $15 million will be paid if certain performance-based metrics are met during the fiscal years ending December 31, 2023, and 2024.

Calvin H. Knowlton, PhD, TRHC’s Chief Executive Officer, Chairman and Founder, said, “The successful sale of PrescribeWellness represents another step forward in our ongoing strategic transformation. Through our planned asset divestitures, we are creating a more focused business that is better positioned to capture the significant opportunities ahead in the PACE and broader value-based care market, unlocking long-term value for all TRHC stockholders.”

PrescribeWellness is a provider of best-in-class patient relationship management solutions. TDS plans to add PrescribeWellness to its industry-leading portfolio of clinical applications to support enhanced collaboration among pharmacists, providers, payers, and patients.

About Tabula Rasa HealthCare

Tabula Rasa HealthCare (TRHC) (NASDAQ: TRHC) provides medication safety solutions that empower healthcare professionals and consumers to optimize medication regimens, combatting medication overload and reducing adverse drug events – the fourth leading cause of death in the US. TRHC’s proprietary technology solutions, including MedWise®, improve patient outcomes, reduce hospitalizations, and lower healthcare costs. TRHC’s extensive clinical tele-pharmacy network improves care for patients nationwide. Its solutions are trusted by health plans and pharmacies to help drive value-based care. For more information, visit TRHC.com.

About Transaction Data Systems

For over 40 years, TDS has been dedicated to the success of the pharmacy market and pharmacy supply chain. With its portfolio of products and services including Rx30, Computer-Rx, KloudScript, Pharm Assess, and Enhanced Medication Services, TDS provides innovative technology solutions and pharmacy management systems to the pharmacy industry. We proudly support one of the largest install bases of pharmacies in the industry with systems in all 50 states and the Virgin Islands. TDS is the leading provider of pharmacy-focused, patient-centric solutions. For more information, please visit transactiondatasystems.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give current expectations or forecasts of future events or the Company’s future financial or operating performance, and include the Company’s expectations regarding healthcare regulations, industry trends, available opportunities to the Company, the financial and operating performance of the Company, the impacts of the COVID-19 pandemic, and the Company’s expectations for 2022 and beyond. Such statements are identified by use of the words “believe,” “will,” “may,” “estimate,” “expect,” “intend,” “plans,” “predict,” “could,” or the negative of these terms or similar expressions. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to, without limitation, the Company’s future plans, objectives, expectations, intentions, the benefits of the PrescribeWellness sale and divestitures of certain businesses of TRHC, and financial performance and the assumptions that underlie these statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to: (i) the impacts of the current COVID-19 pandemic and other health epidemics; (ii) the Company’s ability to adapt to changes or trends within the market for healthcare in the U.S.; (iii) a significant increase in competition from a variety of companies in the healthcare industry; (iv) developments and changes in laws and regulations, including increased regulation of the healthcare industry through legislative action and revised rules and standards; (v) the extent to which the Company is successful in gaining new long-term relationships with clients or retaining existing clients; (vi) the growth and success of the Company’s clients, which is difficult to predict and is subject to factors outside of the Company’s control; (vii) the Company’s ability to maintain relationships with a specified drug wholesaler; (viii) increasing consolidation in the healthcare industry; (ix) managing the Company’s growth effectively; (x) fluctuations in operating results; (xi) the Company’s ability to manage its cash flows; (xii) failure or disruption of the Company’s information technology and security systems; (xiii) dependence on the Company’s senior management and key employees; (xiv) the Company’s future indebtedness and the Company’s ability to obtain additional financing, reduce expenses, or generate funds when necessary; (xv) macroeconomic conditions, including the impact of inflation, on the Company’s business and operations; (xvi) the Company’s ability to execute on its planned divestitures of its SinfoníaRx and DoseMe businesses, the costs associated therewith, and risks related to diverting management’s attention from the Company’s ongoing business operations; (xvii) risks related to the volatility in the Company’s stock price; and (xviii) the risks  set forth from time to time in TRHC’s filings with the Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in TRHC’s most recent annual report on Annual Report on Form 10-K, filed with the SEC on February 25, 2022, and in subsequent reports filed with or furnished to the SEC. TRHC assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

TRHC Media Contact Anthony Mirenda amirenda@trhc.com 908-380-2143 Transaction Data Systems Tycene Fritcher tfritcher@tdsclinical.com 813-786-1136	TRHC Investors Frank Sparacino fsparacino@trhc.com 866.648.2767